Exhibit 99.4

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) entered into as of September 1, 2006 between CuraGen Corporation, a corporation organized under the laws of the State of Delaware, with its principal place of business at 322 East Main Street, Branford, Connecticut (the “Company”), and Elizabeth A. Whayland (“Executive”) amends and restates the Employment Agreement originally dated as of May 20, 2002 and amended thereafter, to provide for the continued employment of Executive.

WHEREAS, the Executive desires to continue to be employed by the Company, subject to the terms and conditions of this Agreement; and the Company desires to retain the Executive’s services, subject to the terms and conditions of this Agreement.

THEREFORE, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1. Employment; Duties and Responsibilities

A) The Company shall employ the Executive, and the Executive shall serve the Company, as Senior Vice President of Finance and Corporate Secretary, with such duties and responsibilities as may be assigned to the Executive by the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of the Company and are typically associated with a position of that nature.

B) The Executive shall devote her best efforts and all of her business time to the performance of her duties under this Agreement and shall perform them faithfully, diligently and competently in a manner consistent with the policies and goals of the Company as determined from time to time by the CEO or an officer of the Company.

C) The Executive shall report to the CFO of the Company, or identified member of the Executive Committee.

D) The Executive shall not engage in any activities outside the scope of her employment that would detract from, or interfere with, the fulfillment of her responsibilities or duties under this Agreement.

E) The Executive shall not serve as a director (or the equivalent position) of any company or entity and shall not render services of a business, professional or commercial nature to any other person or firm, except for not-for-profit entities, without prior written consent of the CEO. Such consent shall not be unreasonably withheld.

F) The Executive shall not receive fees or other remuneration for work performed either within or outside the scope of her employment without prior written consent of the CEO. Such consent shall not be unreasonably withheld.

2. Term of Employment

The Executive’s employment pursuant to this Agreement shall be effective as of September 1, 2006. The Executive is employed on an at-will basis, and, subject to the provisions of Section 9 and 11, either the Executive or the Company may terminate the employment relationship at any time for any reason.

3. Compensation

As full compensation for all services rendered by the Executive to the Company under this Agreement, the Company shall pay the Executive the compensation set forth in Schedule A attached and incorporated into this Agreement. This schedule may be amended from time to time in writing by the Company and the Executive.

4. Fringe Benefits

A) Fringe Benefits: The Executive shall be entitled to participate in employee benefit plans which the Company provides or may establish for the benefit of its senior executives generally (for example, group life, disability, medical, dental and other insurance, retirement, pension, profit-sharing and similar plans) (collectively, the “Fringe Benefits”). Eligibility to participate in the Fringe Benefits and receive benefits thereunder is subject to the plan documents governing such Fringe Benefits. Nothing contained herein shall require the Company to establish or maintain any Fringe Benefits, and such Fringe Benefits may be modified from time to time in the Company’s discretion.

B) Vacation: The Executive shall be entitled to accrue on an annual basis 25 paid vacation days in accordance with the Company’s policies as in effect from time to time. All vacation days will be taken at times selected by her, with the prior approval of the person to whom the Executive is to report.

C) Directors’ and Officers’ Insurance: The Executive shall be covered under the Company’s directors’ and officers’ insurance coverage to the same extent as other officers of the Company.

5. Expenses

The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by her in connection with the performance of her services for the Company in accordance with the Company’s policies, upon submission of appropriate expense reports and documentation in accordance with the Company’s policies and procedures.

6. Patents, Copyrights and Intellectual Property

A) The Executive shall promptly disclose to the Company all Inventions. Inventions shall mean, for purposes of this paragraph, inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Executive (whether alone or with others) while employed by the

Company that relate, directly or indirectly, to the past, present, or future business activities, research, product design or development, personnel, and business opportunities of the Company, or result from tasks assigned to the Executive by the Company or done by the Executive for or on behalf of the Company or any affiliate, subsidiary, division or parent of the Company (collectively with the Company, the “Company Group”). The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) her full right, title and interest in and to all Inventions. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Inventions to the Company and to permit the Company to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions. The Executive agrees to make and maintain adequate and current records of all Inventions, in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to the Company at all times.

B) All designs, ideas, inventions, improvements, and other creations made or owned by the Executive before becoming an employee of the Company and which the Executive desires to exempt from this Agreement are listed on Attachment A hereof and authorized for exclusion by the signature of an Officer of the Company. (If the Executive does not have any such designs, ideas, inventions, improvements, or other creations write “none” on this line:            .)

C) The Executive agrees to notify the Company in writing before the Executive makes any disclosure or performs or causes to be performed any work for or on behalf of the Company, which appears to threaten or conflict with (a) rights the Executive claims in any invention or idea conceived by the Executive or others (i) prior to the Executive’s employment, or (ii) otherwise outside the scope of this Agreement; or (b) rights of others arising out of obligations incurred by the Executive (i) prior to this Agreement, or (ii) otherwise outside the scope of this Agreement. In the event of the Executive’s failure to give notice under the circumstances specified, the Company may assume that no such conflicting invention or idea exists and the Executive agrees that the Executive will make no claim against the Company with respect to the use of any such invention or idea in any work which the Executive performs or causes to be performed for or on behalf of the Company.

7. Proprietary and Trade Secret Information

A) The Executive agrees that she will keep confidential and will not make any unauthorized use or disclosure, or use for her own benefit or the benefit of others, during or subsequent to her employment of any research, development, engineering and manufacturing data, plans, designs, formulae, processes, specifications, techniques, trade secrets, financial information, customer or supplier lists or other information that becomes known to her as a result of her employment with the Company which is the property of any member of the Company Group or any of its clients, customers, consultants, licensors, or licensees, provided nothing herein shall be construed to prevent the Executive from using her general knowledge and skill after termination of her employment whether acquired prior to or during her employment by the Company.

B) Proprietary information subject to paragraph 7(A) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by the Executive; (ii) is obtained by the Executive from a third party who had the legal right to disclose the information to the Executive; or (iii) is required to be disclosed by law, government regulation, or court order.

C) During the course of her employment with the Company, the Executive will not accept information from sources outside of the Company, which is designated as “Confidential,” or “Proprietary,” or “Trade Secret” without prior written permission from the Company or its attorneys. The Executive is not expected to and is expressly forbidden by the Company policy from disclosing to the Company a “Trade Secret” or “Confidential” or “Proprietary” information from a former employer.

D) Upon leaving the employment of the Company, the Executive will not remove from the Company Group’s premises, either directly or indirectly, any drawings, writings, prints, any documents or anything containing, embodying, or disclosing any confidential or proprietary information or any of the Company Group’s trade secrets unless express written permission is given by the Company management. Upon termination of her employment, the Executive shall return to the Company any and all documents and materials that are the property of any member of the Company Group or its customers, licensees, licensors or affiliates or which contain information that is the property of any member of the Company Group.

8. Covenant Not to Compete

A) While in the employ of the Company and for a period of one year or the maximum period permitted by applicable law (whichever is shorter) following termination of her employment with the Company, the Executive shall not, without the approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any employment, consulting or business activity or occupation that is or is intended to be directly competitive with the business of the Company, as being considered, researched, developed, marketed and/or sold at the time of termination; provided, however, that the holding by the Executive of any investment in any security shall not be deemed to be a violation of this section if such investment does not constitute over one percent (1%) of the outstanding issue of such security. The restriction shall run for a period of one year after said termination, and if there shall be any violation hereof during said period, then for a period of one year after cessation of such violation.

B) The Executive shall not, directly or indirectly, either during the term of the Executive’s employment under this Agreement or for a period of one (1) year thereafter, solicit or attempt to solicit, directly or indirectly, the services of any person who was a full-time employee of any member of the Company Group, or solicit or attempt to solicit the business of any person who was a client or customer of any member of the Company Group at any time during the last year of the term of the Executive’s employment under this Agreement. The Executive shall not, directly or indirectly, either during the term of the Executive’s employment under this Agreement or for a period of one (1) year thereafter, employ or attempt to employ, directly or indirectly, the services of any person who was a full-time employee of any member of the Company Group, or solicit the business of any person who was a client or customer of any member of the Company Group at any time during the last year of the term of the Executive’s employment under this Agreement. For purposes of this Agreement, the term “person” shall include natural persons, corporations, business trusts, associations, sole proprietorships, unincorporated organizations, partnerships, joint ventures and governments or any agencies, instrumentalities or political subdivisions thereof.

C) The Executive acknowledges and agrees that the covenants in this section are necessary for the protection of the legitimate business interests of the Company and that the covenants are reasonable in all respects. The Executive further acknowledges and agrees that, if her employment by the Company is terminated, her experience and capabilities are such that she is both qualified and willing to seek and obtain employment involving business activities which will not violate any covenant on her part to be observed hereunder and that a court decree enjoining any such violation will not prevent her from earning a reasonable livelihood.

D) Just compensation for the duties under this paragraph is included in the salary and benefits provided herein.

E) If the Executive is terminated as a result of a Change of Control, as defined in this Agreement, this Section, titled “Covenant Not to Compete,” shall not be applicable.

F) The parties agree that if any provision of this Section 8 is held invalid or unenforceable by a court of competent jurisdiction, that part should be modified by the court to make it enforceable to the maximum extent possible. If the part cannot be modified, then that part may be severed and the other parts of this Agreement shall remain enforceable.

9. Termination

A) The Company shall have the right to terminate the Executive’s employment with the Company at any time for any reason, including for Executive’s Disability, Performance Reasons or with or without Cause (all terms as defined in this Agreement).

B) The Executive’s employment shall terminate automatically upon her death.

C) The Executive shall have the right to terminate the Executive’s employment with the Company at any time for any reason, including with Good Reason (as that term is defined in this Agreement).

D) For purposes of this Agreement, the term “Performance Reasons” shall mean termination of the Executive’s employment upon the assessment of the Chief Executive Officer, or the Board of Directors, or a Committee of the Board of Directors that the Executive has failed to satisfactorily perform the essential functions of the Executive’s position. Such a determination shall be made using acceptable business practices and sound management principles and shall not be made in bad faith or arbitrarily.

E) For purposes of this Agreement, the term “Cause” shall mean the Executive’s willfully engaging in conduct demonstrably and materially injurious to the Company, monetarily or otherwise, provided that the Executive receives a copy of a resolution duly adopted by the unanimous affirmative vote of the entire disinterested membership of the Board of Directors of the Company (“BOD”) at a meeting of the BOD called and held for such purpose after the Executive has been given reasonable notice of such meeting and has been given an opportunity, together with her counsel, to be heard by the Board of the Company, finding that in the good faith opinion of the Board of the Company the Executive was guilty of the conduct set forth and specifying the particulars thereof in detail.

F) The Executive’s act, or failure to act, shall be deemed “willful” if the Executive was not acting in good faith or acting without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board of the Company, or based upon the advice of counsel for the Company shall be conclusively presumed to have been done by the Executive in good faith and in the best interests of the Company.

G) For purposes of this Agreement, “Disability” shall mean (A) Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (B) Executive is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under a Company-sponsored group disability plan. A determination of Disability shall be made in good faith by a majority vote of the Board, based on the opinion of one or more physicians mutually agreed to by Executive and the Company.

H) For the purposes of this Agreement, termination by the Executive of her employment for “Good Reason” shall mean termination based on:

(i) subsequent to a Change in Control of the Company (as hereafter defined), and without the Executive’s express written consent, any material reduction in Executive’s duties or responsibilities compared to those prior to a Change in Control, or a material change in the Executive’s reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any material removal of the Executive from, or any material failure to re-elect the Executive, to any of her previously held positions with the Company, except in connection with the termination of the Executive’s employment for Cause, Disability or Retirement or as a result of the Executive’s death or by the Executive other than for Good Reason;

(ii) subsequent to a Change in Control of the Company, a reduction by the Company in the Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time;

(iii) subsequent to a Change in Control of the Company, a failure by the Company to continue any bonus plans in which the Executive is presently entitled to participate (the “Bonus Plans”) as the same may be modified from time to time but substantially in the form currently in effect, or a failure by the Company to continue the Executive as a participant in the Bonus Plans on at least the same basis as the Executive presently participates in accordance with the Bonus Plans;

(iv) subsequent to a Change in Control of the Company and without the Executive’s express written consent, the Company’s requiring the Executive to be based anywhere other than within fifty (50) miles of the Executive’s present office location, except for required travel on the Company’s business to an extent substantially consistent with the Executive’s present business travel obligations;

(v) subsequent to a Change in Control of the Company, the taking of any action by the Company which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any benefit plans or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled in accordance with the Company’s normal vacation policy in effect on the date hereof; or

(vi) subsequent to a Change in Control of the Company, any purported termination of the Executive’s employment which is not effected pursuant to the terms of this Agreement. No such purported termination shall be effective.

10. Change in Control

A) “Change in Control” of the Company shall mean the occurrence of any one of the following events with respect to the Company, but only to the extent each of the following is interpreted in a manner consistent with the meaning of “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” under Section 409A of Internal Revenue Code, as amended, (the “Code Section 409A”) and any successor statute, regulation and guidance thereto, and limited to the extent necessary so that it will not cause adverse tax consequences with respect to Code Section 409A:

(i) such time as the majority of the members of the BOD is replaced during any 12-month period (commencing no earlier than the Commencement Date) by directors whose appointment or election is not endorsed by a majority of the members of the BOD prior to the date of appointment or election;

(ii) the acquisition by any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) of the beneficial ownership of any capital stock of the Company if, after such acquisition, such person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the BOD (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following: (a) an acquisition by the Company or any subsidiary of the Company; (b) an acquisition by any employee benefit plan sponsored or maintained by the Company or subsidiary of the Company; (c) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; or (d) an acquisition by any Person who, prior to such acquisition, already owned more than 50% of the Company Voting Securities;

(iii) the consummation of a merger, consolidation, statutory share exchange, a sale or other disposition of all or substantially all of the assets of the Company or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination at least 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, but only if such approval is in connection with one of the events described in Section 10(A)(i)-(iii) above.

B) Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding.

C) Upon a Change of Control, notwithstanding any other agreement, all stock, restricted stock, stock options or restricted stock options of the Executive shall become fully vested to 100%.

11. Benefits Upon Termination

A) If the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, the Company shall not be obligated to make any further payment to the Executive (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Executive under this Agreement. Accrued and unpaid base salary, expenses, and benefits which have accrued pursuant to any plan or by law are hereinafter referred to as “Accrued Obligations”.

B) If the Executive is terminated for Performance Reasons, then, in addition to the Accrued Obligations, Executive shall be entitled to: (i) salary continuation at the salary the Executive was receiving at the time of termination for a period of six (6) months following termination; and (ii) upon timely election of COBRA continuation coverage, the Executive’s continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to his termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to six (6) months following termination; provided, that the Company’s obligation to continue the Executive’s participation in any employee health and welfare benefit plan shall cease as of the date the Executive becomes eligible to participate in a similar benefit from another source. All payments shall begin as soon as practicable following the effective date of the separation agreement set forth in Section 11(E) below.

C) If the Executive’s employment is terminated by the Company for Disability, or without Cause, if employment terminates because of the Executive’s death, or if the Executive terminates her employment for Good Reason, then, in addition to the Accrued Obligations, Executive shall be entitled to: (i) salary continuation at the salary the Executive was receiving at the time of termination for a period of twelve (12) months following termination; and (ii) upon timely election of COBRA continuation coverage, the Executive’s continued participation in any employee health and welfare benefit plan to which the Executive was a participant prior to her termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to twelve (12) months following termination; provided , that the Company’s obligation to continue the Executive’s participation in any employee health and welfare benefit plan shall cease as of the date that the Executive becomes eligible to participate in a similar benefit from another source. All payments shall begin as soon as practicable following the effective date of the separation agreement set forth in Section 11(E) below.

D) Notwithstanding any other provision with respect to payments under Section 11(B), if the Executive’s employment is terminated by the Company within twelve (12) months of a Change of Control for reasons other than Cause, Disability, or her death or if the Executive terminates her employment for Good Reason within twelve (12) months of a Change of Control, then, in lieu of the payments set forth in paragraph (C), the Executive shall be entitled to (i) salary continuation at the salary the Executive was receiving at the time of termination for a period of twenty-four (24) months following termination; (ii) an amount equal to two times the Executive’s target annual bonus, paid in a lump sum; and (iii) upon timely election of COBRA continuation coverage, the Executive’s continued participation, subject to COBRA, in any employee health and welfare benefit plan to which the Executive was a participant prior to her termination, with the Company premiums paid at the same percentage as when the Executive had participated as an employee, for up to twenty-four (24) months following termination; provided that, if COBRA continuation coverage is otherwise earlier terminated under applicable law, then, in lieu of coverage, the Company will pay its share of the monthly Company premium in effect prior to the termination of COBRA continuation coverage directly to the Executive each month for the remainder of the relevant period. All payments shall begin as soon as practicable following the effective date of the separation agreement set forth in Section 11(E) below.

E) All payments and benefits set forth in Sections 11(B)-(D) are contingent upon the Executive’s execution (without revocation) of a separation agreement that is in a form acceptable to the Company and contains a full waiver and release of claims against the Company, within twenty-one (21) days of the date such separation agreement is provided to the Executive.

G) Notwithstanding any other provision with respect to the timing of payments under Sections 11(A)-(D), as applicable, if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee” (within the meaning of Code Section 409A, and any successor statute, regulation and guidance thereto) of the Company, then only to the extent necessary to comply with the requirements of Code Section 409A, any payments to which the Executive may become entitled under Sections 11(A)-(D), as applicable, will be withheld until the first business day of the seventh month following the termination of the Executive’s employment, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Sections 11(A)-(D), as applicable. After the first business day of the seventh month following the termination of the Executive’s employment and continuing each month thereafter, the Executive shall be paid the regular monthly payments otherwise due to the Executive in accordance with the terms of Sections 11(A)-(D), as applicable. In addition, in the event that the Company is obligated to make cash payments directly to the Executive in lieu of COBRA continuation coverage pursuant to the terms of Section 11(D), then, to the extent necessary to comply with the requirements of Code Section 409A, such cash payments will be withheld, if applicable, in the same manner as described above in this paragraph.

12. Arbitration

A) Any dispute under this Agreement, including any dispute as to cause or good reason for termination, shall be submitted to binding arbitration subject to the rules of the American Arbitration Association. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTIONS, SUIT OR PROCEEDING. The Company shall bear all costs associated with the Arbitration, including filing fees and any stipend for the arbitrator. The Company and the Executive shall each bear its own attorneys’ fees. However, if the Executive prevails in a challenge to the Company’s determination for cause, the Executive shall be entitled to be reimbursed for all attorney fees.

B) Nothing in this section shall be read to preclude the Company seeking injunctive relief for the Executive’s breach of Section 7, Proprietary and Trade Secret Information or Section 8, Covenant Not to Compete.

13. Injunctive Relief

The Executive acknowledges that the services rendered by her under this Agreement are of a special, unique and extraordinary character and, in connection with such services, she will have access to confidential information concerning the Company’s business. By reason of this access to confidential information, the Executive consents and agrees that if she violates any of the provisions of this Agreement with respect to Proprietary and Trade Secret Information or the Covenant Not to Compete, the Company would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction restraining the Executive from committing or continuing to commit any such violation of this Agreement.

14. Miscellaneous

A) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to agreements made and to be performed in Connecticut, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

B) This Agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter and cannot be modified, amended or terminated orally. Amendments may be made to this Agreement at any time if mutually agreed upon in writing.

C) Any amendment, notice or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the parties at their respective addresses set forth in this Agreement, or at such other address as a party may specify by written notice to the other.

D) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

E) Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Connecticut or the Federal District Court of Connecticut over any action, suit or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby.

Each party hereby irrevocably waives any objections, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which such party may now or hereafter have to the bringing of any such actions, suit or proceeding in any such court and irrevocably agrees that process in any such actions, suit or proceeding may be served upon that party personally or by Certified or Registered Mail, Return Receipt Requested.

F) The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as is legally permissible. If any term or provision of this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provision in any other jurisdiction.

G) This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or the acquisition of all or substantially all of the Company’s assets, provided such successor assumes all of the obligations of the Company, and shall inure to the benefit of the heirs and legal representatives of the Executive.

H) The Executive hereby acknowledges and agrees that the Company makes no representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or other payments under the Agreement, including, without limitation, by operation of Code Section 409A, or any successor statute, regulation and guidance thereto. Notwithstanding the foregoing, in the event it shall be determined that any payment, award, benefit or distribution by the Company to or for the benefit of the Executive would be subject to Section 280G of the Internal Revenue Code of 1986, as amended, (the “Code”) or the excise tax imposed by Section 4999 of the Code or any corresponding provisions of state or local tax laws as a result of a payment to Executive upon a change of control, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), the Executive shall receive the greater of (i) the total value of the payments to be paid to Executive upon a change of control reduced to an amount that shall avoid triggering the Excise Tax or (ii) the total value of the payments to be paid to Executive upon a change in control with the application of the Excise Tax.

I) The Company and the Executive agree that they will negotiate in good faith and jointly execute an amendment to modify this Agreement to the extent necessary to comply with the requirements of Code Section 409A, or any successor statute, regulation and guidance thereto; provided that no such amendment shall increase the total financial obligation of the Company under this Agreement.

By:	/s/ Frank M. Armstrong	By:	/s/ Elizabeth A. Whayland September 1, 2006
	Dr. Frank M. Armstrong		Elizabeth A. Whayland Date
	President and Chief Executive Officer		SVP of Finance & Corporate Secretary
	CuraGen Corporation		CuraGen Corporation
	322 East Main Street		322 East Main Street
	Branford, CT 06405		Branford, CT 06405
	(on behalf of “the Company”)		(“the Executive”)

SCHEDULE A

Compensation

The Executive shall receive the following compensation for services during the initial term of employment:

1)	The Executive’s base salary shall be $211,000 per year, payable in bi-weekly installments, subject to increases by the Board of Directors, which shall review the salary periodically.

2)	The Executive, if otherwise eligible, shall participate in any incentive compensation plan, pension, profit sharing, stock purchase or stock option plan, annuity, or group insurance plan, medical plan and other benefits, maintained by the Company for its employees.

3)	The Executive shall be eligible to receive annual performance-based bonuses based on the attainment of goals set by the Chief Executive Officer. The Executive’s bonus shall be 30% of base salary at target.

21